EXHIBIT 7.01

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares, par value US$0.01 per share, of Simcere Pharmaceutical Group., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of March 21, 2013.

Assure Ahead Investments Limited

By:	/s/ Shunlong Wang
Shunlong Wang
Director

Hony Capital II, L.P.
Acting by its general partner
Hony Capital II GP Ltd.

By:	/s/ John Huan Zhao
John Huan Zhao
Director

Hony Capital II GP LTD.

By:	/s/ John Huan Zhao
John Huan Zhao
Director

Right Lane Limited

By:	/s/ Chuanzhi Liu
Chuanzhi Liu
Director